      As filed with the Securities and Exchange Commission on June 5, 2001
                                                      Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                              TUCKER ANTHONY SUTRO
             (Exact name of registrant as specified in its charter)

                Delaware                               04-3335712
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)              Identification Number)

                                One Beacon Street
                           Boston, Massachusetts 02108
                    (Address of Principal Executive Offices)

                                 (617) 725-2000
              (Registrant's telephone number, including area code)

                 Tucker Anthony Sutro Deferred Compensation Plan
                            (Full title of the plan)

                                John H. Goldsmith
                             Chief Executive Officer
                              Tucker Anthony Sutro
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 725-2000
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:

           Kevin McKay, Esq.                     Meredith B. Cross, Esq.
          Tucker Anthony Sutro                 Wilmer, Cutler & Pickering
       One World Financial Center                  2445 M Street, N.W.
           200 Liberty Street                    Washington, D.C. 20037
        New York, New York 10281                     (202) 663-6000
             (212) 225-8463

                         CALCULATION OF REGISTRATION FEE

    Title of     Amount to        Proposed     Proposed Maximum    Amount of
 Securities to   be               Maximum          Aggregate      Registration
 be Registered   Registered    Offering Price  Offering Price(2)      Fee
                               Per Obligation
------------------------------------------------------------------------------
Deferred
Compensation     $30,000,000        100%          $30,000,000        $7,500
Obligations(1)


(1) The Deferred Compensation Obligations are unsecured obligations of Tucker Anthony Sutro to pay deferred compensation in the future in accordance with the terms of the Tucker Anthony Sutro Deferred Compensation Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      Tucker Anthony Sutro (the "Company") hereby incorporates by reference the documents listed in (a) through (d) below. In addition, all documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

      (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2001.

      (c) All other reports filed pursuant to section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report covered in (a) above.

      (d) The description of the Common Stock of the Company, par value $0.01 per share ("Common Stock") contained in the Company's Registration Statement of Form 8-A filed on March 27, 1998, pursuant to section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

      Under the Tucker Anthony Sutro Deferred Compensation Plan (the "Plan"), the Company will provide certain eligible officers and employees (each a "Participant") of the Company and subsidiaries designated by the Company under the Plan (each an "Employer") with the opportunity to defer base salary, commissions and/or bonus(es) ("Compensation"). The obligations under the Plan (the "Obligations") will be unsecured general obligations of the Company to pay the compensation deferred in accordance with the Plan, and will rank equally with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. Neither the Company nor any Employer is required to fund, or otherwise segregate assets to be used for payment of the Obligations. Because the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including Participants), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, and under the rules of certain exchanges and other regulatory entities.

      The amount of compensation to be deferred by each Participant will be determined in accordance with the Plan based on the elections of the Participant, and will be credited to a separate bookkeeping account in the name of the Participant (the "Account"). The Participant's Account will reflect the shares of the Company's Common Stock or such other investments selected pursuant to the Plan based on the amount of Compensation deferred. The Participant's Account will be will be credited, or debited, as the case may be, based on the returns on the Company's Common Stock or such other investments as may be established pursuant to the Plan, or based upon earnings or losses incurred, pursuant to established procedures under the Plan. Dividends paid on the Company's Common Stock will be reflected in the Participant's Account by crediting the amount of shares of Common Stock equal to the value of dividend, based on the closing price of the Common Stock on the date the dividend is paid. The Participant's Account will also be adjusted periodically to reflect any stock splits or other adjustments to the Common Stock. All amounts in a Participant's Account will be vested immediately.

      Except for a Participant's designation of a beneficiary, no right or interest of a Participant in any amount deferred under the Plan is assignable or transferable or subject to anticipation by the Participant, and no right or interest of a Participant in any amounts credited to the Participant's Account under the Plan is subject to attachment, lien or other process, or to any claim, encumbrance, obligation or liability of the Participant except as required by law.

      The Obligations are not subject to redemption, in whole or in part, prior to the individual distribution dates specified by the participant, as allowed by the Plan, or through the operation of a mandatory or optional sinking fund or analogous provision. The Obligations are not convertible into another security of the Company. All or a portion of the Obligations are payable in shares of Common Stock of the Company. The Company reserves the right to amend or terminate the Plan at any time and from time to time, except that no such amendment or termination may, without the consent of the affected Participant, affect any of the Participant's rights with respect to the amount then credited to the Participant's Account.

      Except as stated above, the Obligations do not enjoy the benefit of any affirmative or negative pledges or covenants by the Company. The Company, on behalf of Employers, in its discretion, may maintain one or more grantor trusts to provide for the payment of benefits under the Plan. No trustee has been or will be appointed having the authority to take action with respect to the Obligations and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon default.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in this capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by this person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

      In addition, pursuant to its Articles of Organization and Bylaws, the Company must indemnify its directors and officers against expenses (including judgments or amounts paid in settlement) incurred in any action, civil or criminal, to which the director or officer is a party by reason of any alleged act or failure to act in his capacity as such, except as to a matter as to which the director or officer shall have been finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers and has entered into indemnification agreements with its directors and certain of its officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.  EXHIBITS

      The Exhibit Index attached to this Registration Statement is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS


      (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

      Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 31st day of May, 2001.

                                       TUCKER ANTHONY SUTRO


                                       By: /s/ John H. Goldsmith
                                          -------------------------------------
                                          Name: John H. Goldsmith
                                          Title:  Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints John H. Goldsmith and Kenneth S. Klipper as his or her true and lawful attorney-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to file this Registration Statement, to sign any or all amendments (including post-effective amendments) to this Registration Statement, or any other form that may be used from time to time with respect to the registration and issuance of Deferred Compensation Obligations under the Tucker Anthony Sutro Deferred Compensation Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                     TITLE                    DATE
           ---------                     -----                    ----
/s/ John H. Goldsmith           Chairman, Chief               May 31, 2001
----------------------------
       John H. Goldsmith        Executive Officer and
                                Director (Principal
                                Executive Officer)

/s/ Kenneth S. Klipper          Executive Vice                May 31, 2001
----------------------------
      Kenneth S. Klipper        President and Chief
                                Financial Officer
                                (Principal Financial
                                and Accounting Officer)

/s/ John F. Luikart             Director                      May 31, 2001
----------------------------
        John F. Luikart

/s/ David P. Prokupek           Director                      May 31, 2001
----------------------------
       David P. Prokupek

/s/ Mark T. Whaley              Director                      May 31, 2001
----------------------------
        Mark T. Whaley

/s/ Robert H. Yevich            Director                      May 31, 2001
----------------------------
       Robert H. Yevich

/s/ C. Hunter Boll              Director                      May 31, 2001
----------------------------
        C. Hunter Boll

/s/ Winston J. Churchill        Director                      May 31, 2001
----------------------------
     Winston J. Churchill

/s/ Thomas M. Hagerty           Director                      May 31, 2001
----------------------------
       Thomas M. Hagerty

/s/ David V. Harkins            Director                      May 31, 2001
----------------------------
       David V. Harkins

/s/ Hugh R. Harris              Director                      May 31, 2001
----------------------------
        Hugh R. Harris

/s/ Seth W. Lawry               Director                      May 31, 2001
----------------------------
         Seth W. Lawry

* By:
      ----------------------
      [                    ]
        ATTORNEY-IN-FACT

                                  EXHIBIT INDEX

EXHIBIT      DESCRIPTION
NUMBER

4            Tucker Anthony Sutro Deferred Compensation Plan

5 Opinion of Wilmer, Cutler & Pickering as to the legality of the securities being registered

23.1         Consent of Ernst & Young LLP

23.2         Consent of Wilmer, Cutler & Pickering (included in Exhibit 5)

24 Power of Attorney (included on signature pages of this Registration Statement)